UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2014 (October 10, 2014)
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8     Other Events
Item 8.01    Other Events

Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent acquisition of one such business.

Candle Lamp Company, LLC

On October 13, 2014, we announced that on October 10, 2014 the Company, through its wholly owned subsidiary business, Sternocandlelamp Holdings, Inc. (the “Purchaser”), entered into a membership interest purchase agreement (the “Sterno Purchase Agreement”) with Candle Lamp Holdings, LLC (the “Seller”), and Candle Lamp Company, LLC (“SternoCandleLamp”) pursuant to which the Purchaser acquired all of the issued and outstanding equity of SternoCandleLamp (the “Acquisition”). The purchase price of $163.2 million for the Acquisition is based on a total enterprise value for SternoCandleLamp of $161.5 million and included approximately $1.7 million of cash and working capital adjustments. As the Acquisition will be treated as an asset purchase for tax purposes, the Company expects to be able to realize future tax deductions, and the corresponding cash tax savings, from a significant step up in basis of certain assets. Acquisition-related costs were approximately $2.7 million. The Company funded the cash consideration and acquisition-related costs through a $166 million draw on its revolving credit facility. The Sterno Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Purchaser has obtained “representation and warranty” insurance, which provides coverage for breaches of certain representation and warranties contained in the Sterno Purchase Agreement, subject to deductibles and certain other terms and conditions.

Headquartered in Corona, California, SternoCandleLamp is the leading manufacturer and marketer of portable food warming fuel and creative table lighting solutions for the foodservice industry. SternoCandleLamp’s product line includes wick and gel chafing fuels, butane stoves and accessories, liquid and traditional wax candles, catering equipment and lamps. For the year ended December 31, 2013, SternoCandleLamp reported net revenue of approximately $133.6 million and capital expenditures of approximately $1.1 million.

Concurrent with the closing, the Company provided a credit facility to SternoCandleLamp and its wholly owned domestic subsidiary, The Sterno Group LLC, as co-borrowers, pursuant to which the Acquisition was funded, in part, and a secured revolving loan commitment and secured term loans were made available. The initial amount outstanding under these facilities at the close of this transaction was approximately $91.6 million. The loans to SternoCandleLamp are guaranteed by Purchaser and all other domestic subsidiaries of SternoCandleLamp and are secured by security interests in substantially all of the assets of Purchaser, SternoCandleLamp, the co-borrower and other guarantor subsidiaries, including a pledge of the equity interests in SternoCandleLamp, the co-borrower and other guarantor subsidiaries. In addition to being similar to the terms and conditions of the credit facilities in place with our existing subsidiary businesses, the Company believes that the agreed terms of the loans are fair and reasonable given the leverage and risk profile of SternoCandleLamp.

The foregoing brief description is not meant to be exhaustive and is qualified in its entirety by the Sterno Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

99.1	Membership Interest Purchase Agreement dated as of October 10, 2014, by and among Candle Lamp Holdings, LLC, Candle Lamp Company, LLC and Sternocandlelamp Holdings, Inc.

99.2	Press Release of the Company dated October 13, 2014 announcing the purchase of SternoCandleLamp

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2014	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2014	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer